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  SCHEDULE 13D
  CUSIP No. 884402108                                  PAGE 11 OF 11 PAGES



                                  EXHIBIT 99.1

                                    AGREEMENT


         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Thomas Group, Inc. or any subsequent acquisitions or disposition of equity securities of Thomas Group, Inc. by any of the undersigned.


Date:  June 27, 2001

                                     HOLLYBANK INVESTMENT, L.P.


                                     By:  /s/  DORSEY R. GARDNER
                                          ----------------------------
                                              Dorsey R. Gardner
                                              General Partner



                                     THISTLE INVESTMENT LLC


                                     By:  /s/  DORSEY R. GARDNER
                                          ----------------------------
                                              Dorsey R. Gardner
                                              Managing Member


                                          /s/  DORSEY R. GARDNER
                                          ----------------------------
                                               Dorsey R. Gardner